UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 5, 2024

McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 State Hwy 161, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 446-4800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 8.01 regarding the Notes (as defined below) is incorporated herein by reference.
Item 8.01    Other Events.
Closing of Notes Offering
On September 5, 2024, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell $500,000,000 aggregate principal amount of its 4.250% Notes due 2029 (the “Notes”). On September 10, 2024, the Notes were issued pursuant to the Indenture, dated February 15, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented by an Officer’s Certificate, dated September 10, 2024, setting forth certain terms of the Notes (the “Officer’s Certificate”).
The Notes will bear interest at the rate of 4.250% per year. Interest on the Notes is payable on September 15 and March 15 of each year, beginning on March 15, 2025.
Upon at least 10 days’ and not more than 60 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, (x) prior to August 15, 2029, at a redemption price that includes accrued and unpaid interest and a make-whole premium that is calculated based on the Treasury Rate (as defined in the Officer’s Certificate) plus 15 basis points and (y) on or after August 15, 2029, at par plus accrued and unpaid interest, in each case, as specified in the Indenture and the Officer’s Certificate. The Indenture and the Officer’s Certificate include certain covenants, including limitations on the Company’s ability to create certain liens on its assets or enter into sale and leaseback transactions with respect to its properties, or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture. The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The Indenture contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below an investment grade rating by each of the Rating Agencies (as defined in the Officer’s Certificate) within a specified period, unless the Company has previously exercised its optional redemption right with respect to the Notes in whole, the Company will be required to offer to repurchase the Notes from the holders at a price in cash equal to 101% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The public offering price of the Notes was 99.946%% of the principal amount. The Company received approximately $498.0 million in net proceeds from the offering of the Notes, after deducting the underwriting discount but before deducting estimated offering expenses. The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to fund the 2026 Notes Redemption (as defined below).
The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-269523) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated September 5, 2024, together with the accompanying prospectus, dated February 2, 2023.
For a complete description of the terms and conditions of the Officer’s Certificate, the Notes and the Underwriting Agreement, please refer to the Officer’s Certificate, the form of Note and the Underwriting Agreement, which are incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, and 99.1, respectively.
In reviewing the agreements included as exhibits to this Current Report on Form 8-K, note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. Those representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;
•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, those representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.
From time to time in the ordinary course of their respective businesses, certain of the Underwriters, the Trustee and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.
Redemption of 2026 Notes
Concurrently with the launch of the offering of the Notes, on September 5, 2024, the Company issued a notice of redemption of all of its outstanding 5.250% notes due February 15, 2026 (the “2026 Notes”). The redemption of the 2026 Notes (the “2026 Notes Redemption”) will be made in accordance with the terms of the Indenture, as amended and supplemented by the Officer’s Certificate, dated February 15, 2023, setting forth certain terms of the 2026 Notes (collectively, the “2026 Notes Indenture”), which provides for a redemption price on or after February 15, 2024 equal to 100% of the principal amount of the 2026 Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. The foregoing description of the 2026 Notes Redemption is provided for informational purposes only, and this Current Report on Form 8-K does not constitute a notice of redemption of the 2026 Notes. The 2026 Notes Redemption will only be made in accordance with the provisions of the 2026 Notes Indenture.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits

4.1	Officer’s Certificate, dated as of September 10, 2024, with respect to the Notes.

4.2	Form of Note (included in Exhibit 4.1 above).

5.1	Opinion of Morrison & Foerster LLP regarding the validity of the Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 above).

99.1	Underwriting Agreement, dated as of September 5, 2024, by and among McKesson Corporation and the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2024	McKesson Corporation

	By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and Chief Financial Officer